 Exhibit 10.2

THIRD EXTRAORDINARY SHAREHOLDERS’ MEETING OF

MINERA LI ENERGY SpA

In Santiago Chile, on January 27, 2014, at 3:00 p.m., at the offices of the Public Notary of Ms. Antonieta Mendoza Escalas, located at Calle San Sebastian No. 2750, of the District of Las Condes, the Third Extraordinary Shareholders’ Meeting was held of Minera Li Energy SpA (hereinafter also called the "Company" or the "Firm"), under the accidental Presidency of Mr. Patricio Campos Poblete and with the attendance of the overall number of issued shares, which were present according to the following Attendance List:

- Li3 ENERGY INC., company incorporated in the State of Nevada of the United States of America, represented herein by Mr. Luis Francisco Sáenz Rocha, with 1,000 shares.

Thus, the overall number of 1,000 (one thousand) issued, subscribed and cash shares to date attended the Shareholders’ Meeting. Mr. Luis Santillana Castellano, acted as Secretary and the Notary Public of Santiago Ms. Antonieta Mendoza Escalas also attended.

Before the start of this session, evidence was requested that the representatives of the Chilean company BBL SpA, Single Taxing No. (Rol Único Tributario) 76.319.337-3, Messrs. Andrés Lafuente Domínguez and Francisco Javier Bartucevic Sánchez be present in the Shareholders’ Meeting, all bearing legal residence at Calle Rosario Norte No. 100, Oficina 403, District of Las Condes, Santiago, who were specially invited for the single purpose of offering them the subscription of the cash shares that will be issued charged on the capital increase referred to in Point Four (letter d)) of the matters listed in the Agenda of this Shareholders’ Meeting, who also subscribed this minute, jointly with the representative of Li3 Energy Inc.

Once the quorum is verified by the President, evidence is established of the following:

1. Formalities Pertaining to Convening the Shareholders’ Meeting

a) Formalities of the Call to Meet: Evidence was left that the call to meet prescribed in Article Twenty-Seven of the company by-laws was omitted, according to what is authorized by the same Article Twenty-Seven, since, duly in advance, the attendance of the overall number of issued shares was committed and the representatives of the company were invited, which effectively happened.

b) Signature of the Minute of this Shareholders’ Meeting: It was agreed that this Shareholders’ Meeting would be signed by all those attending.

c) Qualification of Powers of Attorney: It was stated that the power of attorney of Mr. Luis Francisco Sáenz Rocha to represent the shareholder Li3 Energy Inc., is evident in private instrument granted dated January 27, 2014 in the city of New York, United States of America and authorized with the same date before the notary public of New York, which is currently in process of being legalized. Such power of attorney was qualified in conformance and it was ordered to be saved in the company files.

d) Establishment of the Shareholders’ Meeting: The President stated that since the overall total of the 1,000 shares issued to date were present in the Shareholders’ Meeting, the Shareholders’ Meeting is declared convened and the session open.

2. Agenda

The President expressed that just as was determined and communicated in a timely manner to the shareholder and guest, this Shareholders’ Meeting had the purpose of giving an opinion regarding the following matters of company interest, which if they are agreed to, imply introducing modifications to the company by-laws, i.e.:

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a) Increase the number of members forming the Company Board of Directors, from 3 to 7 members and modify the content of Article Twelve of the company by-laws, for another that is proposed to the shareholders, which considers better wording in its reference to the existence of Alternate Board Members, i.e.: “ARTICLE TWELVE: The Company will be managed and administered by a board of directors, without detriment to the faculties that correspond to the Shareholders’ Meetings. The board of directors will be formed by seven title holding members, who will be able to be shareholders’ or not, and who will last three years in office, who will be renewed in their overall number at the end of each three-year period, one or more directors being able to be re-elected in an indefinite manner. Each title-holding director will have his own alternate member, who will be able to replace him/her in a definite manner in case of vacancy and in a transitory manner, in case of the director’s temporary absence or impediment. The title holder and his/her respective alternate must be postulated for the purpose of appointing alternate directors. The election will be done in the same and single voting process and the votes that favor a determined title holding director will necessarily favor the alternate director who jointly applies with him/her. The alternate directors will always be able to participate in the meetings of the board of directors having the right to voice and will only have the right to vote when their title holders are absent. The standards established for the title holders will be applicable to the alternate directors, unless there is an express exception to the contrary or that they themselves deem that they are not applicable. If there is a vacancy of a title holding director and of his/her alternate, in its case, the total renewal of the board of directors will have to proceed in the next Regular Shareholders’ Meeting, and in the meantime, the board of directors will be able to appoint a replacement. Similarly, in all cases, one or more title holding shareholders of at least ten percent of the Shares that the company issues will have the right to request that the board of directors call a Shareholders’ Meeting with the purpose of electing a new board of directors.”

b) Carry out a company capital increase, from the current sum of US$ 200,000, divided into 1,000 ordinary registered shares, of a single class and with no nominal value, to the new amount of US$ 13,593,939, through the issue of 98 new nominal ordinary shares, of a single series and with no nominal value, which will be preferably offered to the only company shareholder. The Chairman for this purpose states to this Shareholders’ Meeting that the current statutory company equity, mentioned herein above, is fully subscribed and paid. The proposed capital increase, for an amount of US$ 13,393,939 is proposed to be paid by means of capitalization of an identical value of US$ 13,393,939, which corresponds to the sum of the overall total of the non-capitalized contributions that the shareholder Li3 Energy Inc. has in the current company, amount that is being duly restated, registered and acknowledged in the company’s accounting entries, once the capital increase is approved, it will be incorporated and transferred to the company capital.

c) Decrease of the number of shares in which the company corporate capital is divided into, which in case of approving the capital increase foreseen in letter b) above will amount to 1,098 ordinary registered shares, of a single class and with no nominal value, to the new shareholding number that will be of 60 ordinary registered shares, of a single class and with no nominal value, keeping without variation the value or amount of the company corporate capital, granting faculties to the Board of Directors and the company General Manager to carry out the annulment of the old shares and the swap of the new ones, in relation to the 18.3 shares of the old ones for one share of the new ones.

d) Carry out a second corporate capital increase for the sum of US$ 5,500,000, through the issue of 40 new cash shares, all ordinary and nominative of a single class and with no nominal value. Regarding the matter, the President states that the US$ 13,393,939 referred to in letter b) above are no longer enough to finance the company’s operations and business plan, which is why it is indispensible to have new resources for such purpose. In such respect, the value of placing these 40 new shares is grounded on the company’s current economic value, known by the current shareholder Li3 and informed to future associates and both parties waive any questioning, challenge or action regarding such value and their difference with the issue value to be agreed to according to section b) above. That being said, the President continues to state that the proposed increase consists on increasing the company capital, which, if both are approved, the first increase as well as the decrease in the aforementioned number of shares in this minute will amount to the sum of US$ 13,593,939, divided into 60 ordinary registered shares, of a single class, with no nominal value, to the new amount of US$ 19,093,939, divided into 100 ordinary and nominative shares of a single class and with no nominal value, through its increase in US$ 5,500,000, being the intention of the attendants that this increase be paid in the following manner: d1) partially, through the capitalization of a money credit that the company BBL SpA has against Minera Li Energy SpA, for a total amount of US$ 4,600,000, for the concept of a new purchase price balance of 100 company shares of Legal Minera Cocina Diecinueve of La Hoyada de Maricunga, which Minera Li Energy SpA owed to Messrs. José Resk Nara and Carlos Alfonso Iribarren Iribarren, balance that BBL SpA fully paid to such two creditors through payment through subrogation carried out by public deed dated November 13, 2013, granted before Notary Public of Copiapó Ms. Carla Andrea Rebolledo Pedraza, alternate of the title holder Mr. Luis Ignacio Manquehual Mery, subrogating all rights of such two creditors and duly accepted by this Company; d2) on the other hand, through the capitalization of a money credit that the company BBL SpA has against Minera Li Energy SpA, for a total amount of US$ 500,000, conferred by public deed granted in Santiago, dated October 30, 2013, before Notary Public Mr. Eduardo Avello Concha; and d3) on the other hand with the sum of US$ 400,000, which BBL SpA will pay the company treasury in cash, within the maximum time period that is due on January 27, 2015 and in any case in the measure that the company needs thus require. Against this capital increase for US$ 5,500,000, 40 new cash, ordinary and nominative shares will be issued of a single class and with no nominal value, that will be issued and subscribed in this same act by BBL SpA, prior to resignation by Li3 Energy Inc. to its preferred subscription right, having to pay in the manner consigned in this Shareholders’ Meeting minute.

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e) Give an opinion regarding Modifying the following matters established in some of the articles of Titles Three and Five of the corporate by-laws, relative to the Administration and Shareholders’ Meetings:

e1) modify Article Seventeen of the company by-laws, in order to (i) allow that any of the Directors can request the President to call to a session of the Board of Directors, and (ii) eliminate the possibility of replacing the sessions of the Board of Directors for a minute signed by the board members with sufficient quorum, even though the physical meeting has not been held.

e2) modify Article Eighteen of the company by-laws, in order to modify the attendance quorum and voting of the Board of Directors session.

e3) in Article Twenty-Five, modify the list of matters that must be submitted to the approval of the Extraordinary Shareholders’ Meeting and the required quorum for its approval, restructuring for such purpose the complete drafting of the same article according to the following proposal:

“ARTICLE TWENTY-FIVE: The Extraordinary Shareholders’ Meetings can be held at any time, when it is thus demanded by company needs, whose agreements are taken by vote according to the absolute majority of the shares issued by the Company with the right to vote. Notwithstanding the above, the following matters must be approved in the Shareholders’ Meeting with the approving vote of at least sixty percent of the Shares issued by the Company having the right to vote: One) The execution of any act or contract that implies or commits the transfer, disposition o encumbrance in any manner of the Essential Company Assets; Two) Modification of the company dividend policy; Three) Modification of the number of board members; Four) Modification of the faculties reserved to the Shareholders’ Meeting or of the limitations to the attributes of the Board of Directors; Five) Modification of the company by-laws, excepting regarding capital increases; Six) Transformation of the company, its division and its merger with another company; Seven) Modification of the company duration time period; Eight) The anticipated dissolution of the company; Nine) Change of the company residence; Ten) Decrease of the company capital; Once) Approval of contributions and estimate of goods not consisting in money; Twelve) Transfer of 50% or more of the company asset, whether it includes its liability or not, which will be determined according to the balance sheet of the prior accounting period and the formulation or modification of any business plan that considers the transfer of assets for an amount that goes over such percentage; Thirteen) Manner of distributing t he company benefits; Fourteen) Buy-back shares of own issuance; Fifteen) Rectifying annulment, caused by formal factual defects that the company incorporation lacks or a modification of its company by-laws that comprises one or more matters of the ones stated in the prior numbers; Sixteen) Approval of the company business plan, of the entrepreneurial strategies and policies, both in terms of investment, projects and operations of the company trade; and Seventeen) Modification of this special quorum for reaching agreements in the Shareholders’ Meeting. "Essential Company Assets" for the purpose of what is provided for in this Article will be understood to be those tangible and intangible assets owned by the Company and its affiliates (according to the way they are defined in Article 86 of Law No. 18,046 on Closely-Held Companies) that are considered essential for its trade activity, including but not limited to: shares of mining legal companies that the company owns and mining properties that the company or its affiliates are inscribed holders of."

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e4) in Article Twenty-Six, add that the Shareholders’ Meetings can be held in the company residence or at the offices of the majority shareholder or, in its absence, in case of having 100% of the shares issued charged on the company capital, at the place that the unanimous number of shares thus agrees.

e5) in Article Twenty-Seven, add that the call to meet must be sent by registered mail to the address that the shareholder has registered in the Company’s Shareholders’ Register.

e6) in Article Thirty-Three, new wording must be given to the final paragraph of the Article, which reads: “The Company will be able to distribute dividends in cash or in kind appraised in money by agreement of two-thirds of the shareholders present in the Regular Shareholders’ Meeting”, the new paragraph will have to read as follows: “The Company will be able to distribute dividends in cash or in kind appraised in money. In case of distributing dividends in kind appraised in money, such act will require the agreement of 60% of the shares the company issues having the right to vote.”

e7) right after Article Thirty-Eight, the reference to "Article Nine" for "Article Thirty-Nine" must be corrected.

f) Submit to approval the revocation of the company Board of Directors and proceed to appoint the new 7 (seven) title holding members and alternates of the Board of Directors of Minera Li Energy SpA.

g) Submit to approval the modifications that correspond to the company by-laws due to the agreements that are taken in relation to the prior matters.

h) Adopt all other necessary agreements in order to implement the resolutions that are taken due to the above.

3. Agreements

Once the matters in the Agenda have been presented, the Shareholders’ Meeting adopted the agreements listed below in a unanimous manner by all the company shares validly issued and present in this Shareholders’ Meeting:

3.1. Modification of the Number of Directors

Modify the number of board members that according to the by-laws form the Board of Directors, increasing their members from 3 to 7 Directors and modify the content of Article Twelve of the company by-laws, for the following: “ARTICLE TWELVE: The Company will be managed and administrated by a board of directors, without detriment to the faculties that correspond to the Shareholders’ Meetings. The board of directors will be formed by seven title holding members, who can be shareholders or not, and who will last three years in their functions, who will be fully renewed at the end of every three-year period, and one or more of the directors can be re-elected in an indefinite manner. Every title holding director will have his/her alternate, who will be able to replace the title holding member in a definite manner in case of vacancy and in a transitory manner, in case the title holder is absent or has a temporary impediment. For the purpose of appointing the alternate board members, the title holder and his/her alternate must be postulated. The election will be done in a single and only voting process and the votes that favor a determined title holding director will necessarily favor the alternate director that applies jointly with the title holding member. The alternate board members will always be able to participate in the board of directors’ meetings with the right to voice and will only have the right to vote when the title holders are absent. The norms and standards established for the title holders will be applicable to the alternate board members, unless there is an express exception to the contrary or that they themselves feel that they are not applicable. If there is a vacancy of a title holding director and of his/her alternate, where appropriate, the overall number of directors of the Board will go on to be renewed in the next Regular Shareholders’ Meeting, and in the meantime, the board of directors can appoint a replacement. Similarly, in any case, one or more title holding shareholders of at least ten percent (10%) of the Shares issued by the Company will have the right to request to the Board of Directors to call a Shareholders’ Meeting with the purpose of holding a new election of the Board of Directors."

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3.2. Capital Increase by means of Capitalization of Contributions

Increase the company capital in the sum of US$ 13,393,939, i.e., from the current sum of US$ 200.000, divided into 1,000 ordinary registered shares of a single class and with no nominal value, to the new amount of US$ 13,593,939, divided into 1,098 ordinary registered shares of a single class and with no nominal value, through the issue of 98 new ordinary registered shares of a single class and with no nominal value, which will be preferably offered to the only company shareholder, Li3 Energy Inc., at a total value of US$ 13,393.939.

Below, as is provided for in Article 27 of the Regulation of the Law of Closely-Held Companies and being present in this Shareholders’ Meeting the unanimous number of the Shares issued by the Company, it is unanimously agreed that the respective notification of preferred subscription option has been communicated in this Shareholders’ Meeting and that the time period of 30 (thirty) days to exercise the right of the preferred subscription runs from the date of this Shareholders’ Meeting. Below and in this same act, Li3 Energy Inc. went on to subscribe the total of the 98 new cash shares issued charged on the capital increase agreed herein, for a total value of US$ 13,393,939, which are also paid in the same act by means of capitalization of an identical value of US$ 13,393,939, which correspond to the sum of the overall total of the non-capitalized contributions carried out by the Shareholder Li3 Energy Inc. to the present company, amount that is duly updated, registered and recognized in the company accounting entries and that starting from the date of this Shareholders’ Meeting is incorporated and transferred to the company capital.

3.3. Decrease of the number of shares issued

Decrease the number of shares into which the company capital is currently divided into, which, considering what has already been agreed to in No. 3.2 above, amounts to 1,098 ordinary registered shares of a single class and with no nominal value, to the new shareholder, which will be of 60 ordinary registered shares, of a single class and with no nominal value, keeping without variation the value or amount of the company capital. Due to the above, it is similarly agreed to grant faculties to the Board of Directors and the Company General Manager to carry out the annulment of the old shares and their swap for the new ones, in relation to 18.3 shares of the old shares for one share of the new ones.

3.4. Capital Increase with the Issue of Shares

Increase once again the company capital, this time in the sum of US$ 5,500,000, i.e., from the current sum of US$ 13,593,939 divided into 60 ordinary registered shares of a single class and with no nominal value (considering what has already been agreed to in Nos. 3.2 and 3.3 above), to the new amount of US$ 19,093,939. (nineteen million ninety-three thousand three-hundred and thirty-nine Dollars of the United States of America), divided into 100 ordinary registered shares of a single class and with no nominal value, through the issue of 40 new cash, ordinary and nominative shares of a single class and with no nominal value, which will be preferably offered to the only company shareholder, Li3 Energy Inc., at a total value of US$ 5,500,000.

Below, according to what is provided for in Article 27 of the Regulation of the Law of Closely-Held Companies and being present in this Shareholders’ Meeting the unanimous number of the Shares issued by the Company, it is unanimously agreed that the respective notification of preferred subscription option has been communicated in this Shareholders’ Meeting and that the time period of 30 (thirty) days to exercise the right of the preferred subscription runs from the date of this Shareholders’ Meeting. Similarly, and in compliance with what is provided in Article Nine of the company by-laws, the current and only company shareholder Li3 Energy Inc., title holder of 100% of the company capital and of the unanimous number of issued shares, subscribed and cash was preferably offered the subscription of 40 new cash shares representative of the Capital Increase that is issued on this date, regarding which, it expressly stated its will not to subscribe and expressly waive the preferred right to subscribe the cash shares that are derived from this issue, so that they may be subscribed by the company present in this act, BBL SpA.

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After having concluded the offer of the preferred subscription, 40 cash shares that are issued in this act charged on the Capital Increase that is agreed to in this Number 3.4, all of which are ordinary and nominative of a single class and with no nominal value were offered to the company BBL SpA, which, through its two representatives already individualized herein above, expressed its will to fully subscribe the 40 shares issued charged on the agreed to Capital Increase, at a value not lower than US$ 137,500 (one-hundred and thirty-seven thousand five-hundred dollars of the United States of America) per share, which is paid in this act and will be paid in the company cash flow in the following manner: (a) partially, through the capitalization of a money credit that the company BBL SpA has against Minera Li Energy SpA, for the sum of US$ 4,600,000 (four million six-hundred thousand dollars of the United States of America), for the concept of a balance of a purchase price of 100 company shares of Legal Minera Cocina Diecinueve de La Hoyada de Maricunga, that Minera Li Energy SpA owed Messrs. José Resk Nara and Carlos Alfonso Iribarren Iribarren, balance that was fully paid by BBL SpA to such two creditors through payment by subrogation carried out by public deed dated November 13, 2013, granted before Notary Public of Copiapó, Ms. Carla Andrea Rebolledo Pedraza, alternate of the title holder Mr. Luis Ignacio Manquehual Mery, subrogating in all the rights of such two creditors and duly accepted by the current company. The prior loan is appraised through mutual agreement by the shareholder Li3 Energy Inc. and by the company BBL SpA in the aforementioned sum of US$ 4,600,000; (b) on the other, through capitalization of a loan in money that the company BBL SpA has against Minera Li Energy SpA, for a total amount of US$ 500,000, conferred by public deed granted in Santiago, dated October 30, 2013, before Notary Public Mr. Eduardo Avello Concha. The prior loan is appraised through mutual agreement by the shareholder Li3 Energy Inc. and by the company BBL SpA in the aforementioned sum of US$ 500,000; and (c) on the other hand with the sum of US$ 400,000 that BBL SpA will pay and will enter in the company cash flow in cash, within the maximum time period that is due on July 31, 2014, and in any case in the measure that the company needs thus require.

3.5. Modification of certain matters contained in Titles Three and Five of the company by-laws, relative to the Administration and the Shareholders’ Meetings

Once the matters contained in letter e) of the Agenda are presented, it was unanimously agreed to adopt the following agreements:

3.5.1. Article Seventeen of the company by-laws is modified, in order to (i) allow that any of the Directors can request that the President call to a session of the Board of Directors, and (ii) eliminate the possibility of replacing the sessions of the Board of Directors through a minute signed by the directors with sufficient quorum, even though the physical meeting has not taken place.

3.5.2. Article Eighteen of the company by-laws is modified, in order to modify the attendance quorum and voting in the session of the Board of Directors, in the following respect: The Board of Directors will have to legally hold sessions with a minimum of five (5) Directors. However, if the Board of Directors that has been duly called for such purpose, cannot hold sessions due to the fact that the required quorum has not been required, the President of the Board of Directors will have to call to meet to a new session of the Board of Directors in writing through a registered letter sent through public notary and addressed to the residence registered in the company by the directors, without detriment to the fact that there can be a communication and confirmation by electronic mail that must be held not before ten (10) days or later than twenty (20) days from the date of the failed session. The new session of the aforementioned Board of Directors can be validly held with the attendance of a minimum of four (4) Directors. The Board of Directors itself can agree to those other rules that it deems necessary to complete this procedure. The agreements of the Board of Directors will be adopted by the majority of the Directors attending the respective Session, whether regular or extraordinary, excepting for the agreements related to the following matters, which will have to be with a qualified quorum, since they will always require the affirmative vote of at least five (5) Directors given in the session, whether regular or extraordinary, i.e.: (i) Creation of affiliates, subsidiaries or related companies to take on new projects different from the company trade activity; (ii) Operations that are performed by the company with its related parties, understanding as such, the ones defined in Article 100 of Law No. 18,045 of the Securities Market and that must strictly uphold what is foreseen in Article 89 of Law No. 18,046 on Closely-Held Companies; (iii) Granting loans to third parties, unless dealing with emergency loans to company employees, up to a maximum amount equal to 1% per cent of the same company equity; and (iv) Granting actual or personal guarantees to warrant third party obligations.

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3.5.3. In Article Twenty-Five, it was agreed to modify the list of matters that must be submitted to the approval of the Extraordinary Shareholders’ Meeting and the required quorum for its approval, restructuring for such purpose the complete wording of the same Article, which is fully replaced and substituted by the following new Article Twenty-Five:

“ARTICLE TWENTY-FIVE: The Extraordinary Shareholders’ Meetings can be held at any time, when it is thus demanded by company needs, whose agreements will be adopted by the same vote according to the absolute majority of the shares the company issues having the right to vote. Notwithstanding the above, the following matters must be approved in the Shareholders’ Meeting with the approving vote of at least sixty percent (60%) of the company shares issued having the right to vote: One) Executing any act or contract that implies or commits the transfer, disposition or encumbrance in any manner of the Essential Company Assets; Two) Modifying the company dividend policy; Three) Modifying the number of directors; Four) Modifying the faculties reserved to the Shareholders’ Meeting or the limitations to the attributes of the Board of Directors; Five) Modifying the company by-laws, except regarding capital increases; Six) The company transformation, its division and its merger with another company; Seven) Modifying the company duration time period; Eight) The anticipated dissolution of the Company; Nine) The change of company residence; Ten) The decrease of the company capital; Eleven) The approval of contributions and estimate of non-monetary goods; Twelve) The transfer of 50% or more of the company’s assets, whether they are included or not in its liabilities, which will be determined according to the balance sheet of the prior accounting period and the formulation or modification of any business plan that considers the transfer of assets for an amount that is over such percentage; Thirteen) The manner of distributing company benefits; Fourteen) The acquisition or buy-in of own issuance shares; Fifteen) The rectification of annulment, caused by factual defects that the company incorporation may have or a modification of its company by-laws that comprises one or more matters of those stated in prior numbers; Sixteen) The approval of the company business plans, of the entrepreneurial strategies and policies, both in terms of investment, projects and operations of the company trade; and Seventeen) Modifying this special quorum for reaching agreements in the Shareholders’ Meeting. "Essential Company Assets" for the purpose of what is provided for in this Article will be understood to be those tangible and intangible assets the company owns and its affiliates (according to the way they are defined in Article 86 of Law No. 18,046 on Closely-Held Companies) that are considered essential for its trade activity, including but not limited to: shares of mining legal companies that the company owns and mining properties that the company or its affiliates are inscribed holders of."

3.5.4. In Article Twenty-Six, it was agreed to add that the Shareholders’ Meetings can be held in the company residence or at the offices of the majority shareholder or, in its absence, in case of having 100% of the shares issued charged on the company capital, at the place that the unanimous number of shares thus agrees.

3.5.5. In Article Twenty-Seven of the company by-laws, it was agreed to add to its wording that the call to meet to hold the Shareholders’ Meeting must be sent by registered mail to the address that the shareholder has registered in the Company’s Shareholders’ Register.

3.5.6. In Article Thirty-Three, it was agreed to give new wording to the final paragraph of the Article, which reads: “The Company will be able to distribute dividends in cash or in kind appraised in money by agreement of two-thirds of the shareholders present in the Regular Shareholders’ Meeting”, leaving the new paragraph that was agreed to incorporate to read as follows: “The Company will be able to distribute dividends in cash or in kind appraised in money. In case of distributing dividends in kind appraised in money, such act will require the agreement of 60% of the shares the company issues having the right to vote.”

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3.5.7. Right after Article Thirty-Eight of the by-laws, it was agreed to correct the reference made to "Article Nine" for "Article Thirty-Nine".

3.6. Revocation and Appointment of the new Board of Directors

Lastly, the unanimous number of the company shares present agreed to totally revoke the current company’s board of directors, under the terms of Article 38 of Law No. 18,046 on Closely-Held Stock Companies, applied in a supplementary manner. Both the shareholder as well as the representatives of the company BBL SpA attending this Shareholders’ Meeting agreed to leave evidence in the minutes of their gratitude and appreciation to the outgoing Directors for the task performed during the period in which their office lasted.

Subsequently, it was agreed to appoint a new provisory company Board of Directors, going on to appoint by the unanimous number of the shares issued and present, the new 7 title holding members that will form it, leaving such appointment in Messrs. Martín Borda Mingo, Fernando De Souza Carvalho Coura, Andrés Lafuente Domínguez, Francisco Bartucevic Sánchez, Patricio Campos Poblete, Luis Francisco Sáenz Rocha and Patrick Cussen Mackenna and it was requested to leave evidence that this appointment of the members of the company Board of Directors will be fully effective starting from the date in which the modifying company by-laws agreed to, in this act are duly legalized i.e., once the extract of the public deed to which this Minute of the Shareholders’ Meeting is reduced is inscribed and published. Evidence is left that, in turn, the appointment of the respective alternate board members will be carried out as briefly as possible in a new Shareholders’ Meeting.

3.7. Modification of Company By-laws

Afterwards, and with the purpose of adapting the company by-laws to new circumstances, i.e. to the agreements adopted previously by this Shareholders’ Meeting in terms of modifying the company capital and different matters relative to their administration and Shareholders’ Meetings, it was agreed by the unanimous number of the shares present to introduce the modifications to the company by-laws that are indicated herein below. It was agreed to leave evidence for all purposes that are effective that the company by-laws are evident in public deed dated June 16, 2010, granted before Notary Public of Santiago Mr. Patricio Zaldívar Mackenna. An extract of such deed was inscribed on page 31,270, No. 21.535 of the Trade Register of the Register of Real Estate Property of Santiago, corresponding to 2010 and was published in the Official Gazette dated June 25, 2010, issue No. 39,695. Similarly, evidence is left that up to this date that the company by-laws have been the object of a single modification, carried out through public deed granted dated December 30, 2013 by the shareholder Li3 Energy Inc., before Notary Public of Santiago Ms. María Loreto Zaldívar Grass, through which the company was rectified and renegotiated.

The modifications to the company by-laws that are agreed to in this act are the following:

3.7.1. Article Six of the company by-laws is modified relative to capital, being fully replaced by the following new Article: “ARTICLE SIX: The company capital is the sum of US$ 19,093,939 dollars of the United States of America, divided into 100 ordinary nominative shares of a single class and with no nominal value, completely subscribed and partially paid, in the manner that is indicated in the Transitory Article of these company by-laws.”

3.7.2. Article Twelve of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE TWELVE: The Company will be managed and administrated by a board of directors, without detriment to the faculties that correspond to the Shareholders’ Meetings. The board of directors will be formed by seven title holding members who can be shareholders or not, and who will last three years in their functions, who will be fully renewed at the end of every three-year period, and one or more of the directors can be re-elected in an indefinite manner. Every title holding director will have his/her alternate, who will be able to replace the title holding member in a definite manner in case of vacancy and in a transitory manner, in case the title holder is absent or has a temporary impediment. For the purpose of appointing the alternate board members, the title holder and his/her alternate must be postulated. The election will be done in a single and only voting process and the votes that favor a determined title holding director will necessarily favor the alternate director that applies jointly with the title holding member. The alternate board members will always be able to participate in the board of directors’ meetings with the right to voice and will only have the right to vote when the title holders are absent. The norms and standards established for the title holders will be applicable to the alternate board members, unless there is an express exception to the contrary or that they themselves feel that they are not applicable. If there is a vacancy of a title holding director and of his/her alternate, where appropriate, the overall number of directors of the Board will go on to be renewed in the next Regular Shareholders’ Meeting, and in the meantime, the board of directors can appoint a replacement. Similarly, in any case, one or more title holding shareholders of at least ten percent (10%) of the company issued shares issued will have the right to request to the Board of Directors to call a Shareholders’ Meeting with the purpose of holding a new election of the Board of Directors."

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3.7.3. Article Seventeen of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE SEVENTEEN: The Board of Directors must hold meeting when the President specially calls them, on his own or upon request of one or more directors. It will be understood that directors will participate in the sessions that despite the fact that they are not physically present are communicated in a simultaneous and uninterrupted manner through technological means. In this case, their attendance and participation in the session will be certified under the President’s accountability or whoever acts as such and by the Secretary of the Board of Directors evidencing this fact in the minute that is drafted of the session."

3.7.4. Article Eighteen of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE EIGHTEEN: The Board of Directors’ meetings will be opened with the attendance of at least five directors. However, if the Board of Directors that has been duly called for such purpose, cannot hold sessions due to the fact that the required quorum has not been reached, the President of the Board of Directors will have to call to meet to a new session of the Board of Directors in writing through registered letter sent before a Notary Public and addressed to the residence registered in the company by the directors, without detriment to the fact that there can be a communication and confirmation by e-mail that must be held not before ten (10) days or later than twenty (20) days from the date of the failed session. The new session of the aforementioned Board of Directors can itself agree to those other rules that it deems necessary to complete this procedure. The agreements of the Board of Directors will be adopted by the majority of the Directors attending the respective Session, whether regular or extraordinary, excepting for the agreements related to the following matters, which will have to be with a qualified quorum, since they will always require the affirmative vote of at least five (5) Directors given in the session, whether regular or extraordinary, i.e.: (i) Creation of affiliates, subsidiaries or related companies to take on new projects different from the company trade activity; (ii) Operations that are performed by the company with its related parties, understanding as such the ones defined in Article 100 of Law No. 18,045 of the Securities Market and that must strictly uphold what is foreseen in Article 89 of Law No. 18,046 on Closely-Held Companies; (iii) Granting loans to third parties, unless dealing with emergency loans to company employees, up to a maximum amount equal to 1% per cent of the same company equity; and (iv) Granting actual or personal guarantees to warrant third party obligations. The President will not have a decision vote. The directors will similarly be able to adopt all types of agreements, without the need of formally constituting a meeting of the Board of Directors, if they all meet in fact for any circumstance."

3.7.5. Article Twenty-Five of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE TWENTY-FIVE: The Extraordinary Shareholders’ Meetings can be held at any time, when it is thus demanded by company needs, whose agreements will be adopted by the same vote according to the absolute majority of the Shares issued by the Company having the right to vote. Notwithstanding the above, the following matters must be approved in the Shareholders’ Meeting with the approving vote of at least sixty percent (60%) of the company shares issued having the right to vote: One) The execution of any act or contract that implies or commits the transfer, disposition or encumbrance in any manner of the Essential Company Assets; Two) Modifying the company dividend policy; Three) Modifying the number of directors; Four) Modifying the faculties reserved to the Shareholders’ Meeting or of the limitations to the attributes of the Board of Directors; Five) Modifying the company by-laws, except regarding capital increases; Six) The company transformation, its division and its merger with another company; Seven) Modifying the company duration time period; Eight) The anticipated dissolution of the Company; Nine) The change of company residence; Ten) The decrease of the company capital; Eleven) The approval of contributions and estimate of non-monetary goods; Twelve) The transfer of 50% or more of the company’s assets, whether they are included or not in its liabilities, which will be determined according to the balance sheet of the prior accounting period and the formulation or modification of any business plan that considers the transfer of assets for an amount that is over such percentage; Thirteen) The manner of distributing company benefits; Fourteen) The acquisition or buy-in of own issuance shares; Fifteen) The rectification of the annulment, caused by factual defects that the incorporation of the company may have or a modification of its company by-laws that comprises one or more mattes of the those stated in the prior numbers; Sixteen) The approval of the company business plans, of the entrepreneurial strategies and policies, both in terms of investment, projects and operations of the company trade; and Seventeen) Modification of this special quorum for reaching agreements in the Shareholders’ Meeting. "Essential Company Assets" for the purpose of what is provided for in this Article will be understood to be those tangible and intangible assets owned by the Company and its affiliates (according to the way they are defined in Article 86 of Law No. 18,046 on Closely-Held Companies) that are considered essential for its trade activity, including but not limited to: shares of mining legal companies that the company owns and mining properties that the company or its affiliates are inscribed holders of."

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3.7.6. Article Twenty-Six of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE TWENTY-SIX: The Shareholders’ Meetings, whether Regular or Extraordinary will be called by the company Board of Directors. The Board of Directors must call: (a) A Regular Shareholders’ Meeting to be held within the quarter following the balance sheet date, in order to know all the matters of its competence; (b) An Extraordinary Shareholders’ Meeting, providing that, in its opinion, are justified by the company interests; (c) a Regular or an Extraordinary Shareholders’ Meeting, according to the case, when it is thus required by the shareholders that represent, at least, ten percent (10%) of issued Shares, expressing, in the request, the matters that are dealt with in the Shareholders’ Meeting. In this case, the Shareholders’ Meeting must be held within the time period of 30 starting from the date of the respective request. The Shareholders’ Meetings, whether Regular or Extraordinary will be held whether in the company residence or at the offices of the majority shareholder or, in its defect, in the case of having 100% of the shares issued charged on the company capital, in case that the unanimous number of them, thus agrees.”

3.7.7. Article Twenty-Seven of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE TWENTY-SEVEN: The call to meet to hold the Shareholders’ Meeting will be carried out by registered mail to the address that the shareholder has registered in the Company’s Shareholders’ Register. However, those Shareholders’ Meetings that are attended by the overall total of shares issued having the right to vote might be validly held, although the formalities required for their call to meet have not been complied with.”

3.7.8. Article Thirty-Three of the company by-laws is modified, being fully replaced by the following new Article: “ARTICLE THIRTY-THREE: Profits that are accounted for in the balance sheet will be first allocated to covering losses from prior accounting periods and the surplus will be distributed as the Regular Shareholders’ Meeting determines. In case that the Regular Shareholders’ Meeting decides that a dividend be distributed to the title holders of the Shares, it will also similarly provide the manner, date and amount of the dividend to be distributed. The Company will be able to distribute dividends in cash or in kind appraised in money. In case of distributing dividends in kind appraised in money, such act will require the agreement of 60% of the shares the company issues having the right to vote.”

3.7.9. Right after Article Thirty-Eight, reference to "ARTICLE NINE:" is corrected to "ARTICLE THIRTY-NINE:"

3.7.10. The Transitory Article of the company by-laws is modified, being fully replaced for the following new Article: “TRANSITORY ARTICLE: The company capital is the sum of US$ 19,093,939, divided into 100 ordinary registered shares of a single class and with no nominal value, which is fully subscribed and that has been and will be paid in the following manner:

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a) With the amount of US$ 200,000, fully paid in the incorporation act of the Company;

b) With the amount of US$ 13,393,939, fully paid by means of capitalization of contributions made by the shareholder Li3 Energy Inc. to the company, for an equal amount, in conformance with the agreement adopted in the company’s Third Extraordinary Shareholders’ Meeting, held dated January 27, 2014; and

c) With the amount of US$ 5,500,000, which are paid and will be paid in the following manner: (i) partially, with US$ 5,100,000, which are paid by means of capitalizing loans in money that the company BBL SpA has against Minera Li Energy SpA for such amount, and (ii) the remaining sum, with the amount of US$ 400,000, which will be paid and placed in the company treasury in cash, within the maximum time period that is due on July 31, 2014, and in any case in the measure that the company needs thus require, all of the above in conformance to the agreement taken in the company’s Third Extraordinary Shareholders’ Meeting held on January 27, 2014.”

4. Other Matters

Evidence was left that during the accounting period ending on December 31, 2013, the Board of Directors had not been paid remunerations and that they did not have the right to payment of fees for such period or fees pending payment from prior periods.

Evidence is granted that the text of the aforementioned minute was read and approved by the overall total of the parties attending.

It was agreed to leave evidence that, according to what is foreseen in Article 72 of Law No. 18,046, the minute of this Shareholders’ Meeting will be understood to be approved from the time it is signed by the people mentioned herein above, time upon which the agreements that are consigned therein can be carried out.

5. Extract to Public Deed

Finally, the Shareholders’ Meeting agreed to grant faculty to the attorneys Messrs. Francisco Javier Bartucevic Sánchez, Antonio Ortúzar Vicuña, Mirco Hilgers and Fernando Castro del Río, so that acting individually and indistinctly any one of them, can extract this Minute to public deed, whether completely or partially, in one or more acts, if deemed necessary.

There being no further matters to deal with, the session was adjourned at 5:00 p.m..

 Patricio Campos Poblete

President

on behalf of Luis Francisco Sáenz Rocha

Li3 ENERGY INC.

on behalf of Andrés Lafuente Domínguez and Francisco Javier Bartucevic Sánchez

BBL SpA

Luis Santillana Castellano

Secretary